Exhibit 99.1
Phoenix Technologies Reports Fiscal 2010 Second Quarter Financial Results
Company Makes Continued Progress with Strategy to Return to Core Systems Software
Business and Introduces Second-Half of Fiscal 2010 Financial Guidance
MILPITAS, CA. — May 4, 2010 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the global leader in core systems software (CSS), today reported financial results for the fiscal 2010 second quarter ended March 31, 2010 and introduced fiscal 2010 second-half guidance.
During the second quarter of fiscal 2010, the Company classified revenues and expenses related to its eSupport business operations as discontinued operations. Accordingly, Phoenix’s financial statements have been reclassified for all periods presented to reflect the current discontinued operations treatment. The FailSafe and HyperSpace products do not qualify as separate business operations, and related revenues and expenses therefore continue to be reflected in continuing operations.
Second Quarter Fiscal 2010 Financial Highlights and Guidance
▪	Revenues of $14.6 million, compared with $15.1 million for the second quarter of fiscal 2009.
▪	GAAP net loss from continuing operations of ($2.4) million, or ($0.07) per share, compared with a GAAP net loss from continuing operations of ($43.6) million, or ($1.53) per share for the second quarter of fiscal 2009.
▪	Non-GAAP net loss from continuing operations (adjusted to exclude charges for amortization of intangible assets, restructuring and asset impairment, intangible assets and goodwill impairment, and stock-based compensation) of ($2.6) million, or ($0.07) per share, compared with non-GAAP net loss from continuing operations of ($5.2) million, or ($0.18) per share for the second quarter of fiscal 2009.
▪	Cash and cash equivalents balance of $25.3 million as of March 31, 2010, compared with $35.1 million as of September 30, 2009.
▪	Phoenix currently expects second-half of fiscal 2010 revenue of $28 million to $32 million and non-GAAP operating income of $1 million to $3 million.
Second Quarter Fiscal 2010 and Recent Business Highlights
▪	Appointment of Tom Lacey as President and Chief Executive Officer and Robert Andersen as Interim Chief Financial Officer.

▪	Strengthened the executive management team and enhanced focus in key markets with the appointment of Kelly Wu to lead Phoenix’s Greater China operations.
▪	Completed the strategic sale of assets relating to the Company’s FailSafe and Phoenix Freeze products and services in April 2010 for $6,875,000 cash to further realign the Company’s focus on its CSS business.
“With a renewed focus on our CSS business, we are already making substantial headway in restoring our company to financial health and gaining important sustainability and visibility to our future financial performance,” said Tom Lacey, President and Chief Executive Officer of Phoenix. “During the period we continued to improve our expense structure to better align with our profit and revenue growth plans. We believe our approach of creating operating efficiencies within our core business processes will produce meaningful reductions to our expenses while fostering future growth.
“When I took on the role of CEO in February of this year, it became immediately clear that in order to regain CSS market share and position our business for future growth, we would need to take a multi-pronged approach. First, we need to return to our roots as a CSS company. As an important step toward restoring this focus, in April we successfully sold the assets related to our non-core FailSafe and Freeze products and services. We expect to meet the goal of eliminating the expense associated with non-core products in the near-term.
“Second, we continue to refine our CSS technological enhancements to deliver the highest performance in the features that are most important to our customers. This is a key component of our go-forward strategy. During the quarter we launched our SecureCore Tiano 2.0 product on schedule. The early feedback from our customers is very encouraging and consistent with our expectations of a high quality, high performance product. This product architecture is the platform on which we expect to drive our future growth and market share gains. In developing a scalable architecture for next generation CSS products, we believe we will achieve a meaningful reduction in our development costs and further increase our profit margins.
“Finally, addressing the rapidly growing embedded net-connected market and developing a suite of plug-in products holds substantial upside for our growth potential. By addressing these opportunities in models adjacent and complementary to our core focus, we believe we can significantly expand our addressable market opportunity with minimal incremental expense.
“Phoenix has long been the industry leader in BIOS. We intend to capitalize on this position to rejuvenate our core business and address new opportunities that work in tandem with our proven competencies. With recovering PC unit growth and a solid strategic approach, we expect to capture additional market share and to continue to offset ASP declines. As we execute on our refined strategy, we are well on our way to attaining our growth targets and achieving our goal of sustained profitability” Lacey concluded.

Second Quarter Fiscal 2010 Financial Summary
Total revenues for the second quarter of fiscal 2010 ended March 31, 2010 were $14.6 million, compared with $15.1 million for the second quarter of fiscal 2009 ended March 31, 2009.
Gross margin for the second quarter of fiscal 2010 was $12.4 million. This compares with gross margin of $1.6 million for the second quarter of fiscal 2009.
For the second quarter of fiscal 2010, Phoenix’s research and development expense decreased by 25% from $10.3 million to $7.7 million, sales and marketing expenses decreased by 37% from $5.2 million to $3.3 million, and general and administrative expenses decreased by 49% from $5.0 million to $2.5 million, all compared with the same period in the prior fiscal year.
Total operating expenses for the second quarter of fiscal 2010 decreased 69% from $45.3 million to $14.3 million, compared with the second quarter of fiscal 2009. During the second fiscal quarter of 2010, Phoenix implemented restructuring initiatives to align its cost structure with its core business which included a restructuring charge of $0.8 million for the reduction of 37 personnel, primarily in sales, marketing and G&A functions. The Company also recorded an impairment charge of $4.3 million, as reflected in discontinued operations, for its eSupport business, which the Company intends to divest.
Net loss from continuing operations for the second quarter of fiscal 2010 was ($2.4) million, or ($0.07) per share, compared with ($43.6) million, or ($1.53) per share, in the comparable year-ago period.
Non-GAAP net loss from continuing operations for the second quarter of fiscal 2010 was ($2.6) million, or ($0.07) per share, compared with non-GAAP net loss of ($5.2) million, or ($0.18) per share for the second quarter of fiscal 2009.
The Company reduced its operating loss from continuing operations to ($1.9) million from ($43.7) million for the second quarter of fiscal 2009. The fiscal 2010 period included charges for the amortization of intangible assets totaling $332,000 and restructuring and asset impairment of $755,000. The fiscal 2009 period included charges for the amortization and impairment of intangible assets totaling $11.2 million, a restructuring and asset impairment of $957,000 and goodwill impairment of $23.9 million.
The Company’s cash and cash equivalents balance as of March 31, 2010, excluding the April sale of assets relating to the Company’s FailSafe and Freeze products and services, was $25.3 million, compared with $35.1 million as of September 30, 2009.

Outlook
Phoenix currently expects second-half of fiscal 2010 revenue of $28 million to $32 million and non-GAAP operating income of $1 million to $3 million.
Conference Call
Newly appointed President and Chief Executive Officer Tom Lacey and Interim Chief Financial Officer Robert Andersen will also host an investment community conference call today beginning at 5:30 a.m. Pacific time (8:30 a.m. Eastern time) to discuss the results and details regarding the Company’s new strategy focused on growing its CSS business. To participate in the conference call, please dial 1-877-941-8601 or 1-480-629-9810. Investors may also access a live audio web cast of this conference call on the investor relations section of the Company’s website at http://investor.phoenix.com/webcasts.cfm.
A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available for 90 calendar days. An audio replay will also be available approximately one hour after the conclusion of the call and will be made available through Tuesday, May 18, 2010. The audio replay can be accessed by dialing 1-800-406-7325 or 1-303-590-3030 and entering access ID number 4288080.
About Phoenix Technologies Ltd.
Phoenix Technologies Ltd. (Nasdaq: PTEC), the leader in core systems software products, services and embedded technologies, pioneers open standards and delivers innovative solutions that enable the PC industry’s top system builders and specifiers to differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products — SecureCore Tiano™ and Embedded BIOS® — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has over 200 technology patents issued and pending, and has shipped firmware in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com.
Phoenix, Phoenix Technologies, SecureCore Tiano, Embedded BIOS, and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other marks are the marks of their respective owners.
To be added to the Company’s email distribution for future news releases, please send your request to phoenix@tpg-ir.com.

Use of Non-GAAP Financial Information
To supplement Phoenix’s consolidated condensed financial statements presented on a GAAP basis, Phoenix also presents non-GAAP net income (loss) information in this press release. The adjustments in the current period consist principally of stock-based compensation expense as required according to ASC 718; restructuring and related asset impairment charges primarily associated with workforce reduction, terminating facility lease commitments, and other exit costs related to formal restructuring plans; amortization of intangible assets; and the impairment of tangible and intangible assets and goodwill. These non-GAAP adjustments, as well as management’s reasons for providing non-GAAP information, are more fully described in the reconciliation between net income (loss) on a GAAP basis and non-GAAP net income (loss) provided in the financial statements that accompany this press release.
Safe Harbor
The statements in this release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, our financial performance, including achievement of revenue and operating expense targets, reduction in R&D costs, increases in margins, and attaining sustained profitability; our expectations for our new products; product enhancements; growth opportunities and new addressable markets; capturing BIOS market share; the sale of our eSupport business; and strategic options with respect to our HyperSpace product line. These statements involve risk and uncertainties, including: changes in demand for our products and services in adverse economic conditions; our dependence on key customers; our ability to enhance existing products and develop and market new products and technologies successfully; our ability to achieve and maintain profitability and positive cash flow from operations; our ability to meet our capital requirements in the future; our ability to attract and retain key personnel; product and price competition in our industry and the markets in which we operate; our ability to maintain the average selling price of our core systems software; end-user demand for products incorporating our products; the ability of our customers to introduce and market new products that incorporate our products; our ability to generate additional capital on terms acceptable to us; timing of payment by our customers; risks associated with any acquisition or disposition strategy that we might employ; costs and results of litigation; failure to protect our intellectual property rights; changes in our relationship with leading software and semiconductor companies; the rate of adoption of new operating system and microprocessor design technology; the volatility of our stock price; risks associated with our international sales and operating internationally, including currency fluctuations, acts of war or terrorism, and changes in laws and regulations relating to our employees in international locations; whether future restructurings become necessary; fluctuations in our operating results and our ability to manage expenses consistent with our revenues; the effects of any software viruses or other breaches of our network security; failure to timely upgrade our information technology system; defects or errors in our products and services; consolidation in the industry in which we operate; risk associated with use of open source software; any material weakness in our internal controls over financial reporting; changes in financial accounting standards and our cost of compliance; business disruptions due to acts of war, power shortages and unexpected natural disasters; trends regarding the use of the x86 microprocessor architecture for personal computers and other digital devices; anti-takeover provisions in our charter documents; changes in our effective tax rates; and the validity of our tax positions. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this release are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Contact:
Phoenix Technologies Ltd.
Robert Andersen
Interim Chief Financial Officer
Tel: 408-570-1000
The Piacente Group, Inc.
Investor Relations
Brandi Floberg
Tel. 1-212-481-2050
phoenix@thepiacentegroup.com

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	September 30,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$25,324	$35,062
Accounts receivable, net of allowances	4,381	6,505
Other assets — current	1,247	2,196
Assets held for sale	6,456	—

Total current assets	37,408	43,763

Property and equipment, net	3,046	4,881
Purchased technology and Intangible assets, net	2,615	7,608
Goodwill	17,414	22,205
Other assets — noncurrent	882	3,082

Total assets	$61,365	$81,539

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,058	$1,440
Accrued compensation and related liabilities	3,044	3,433
Deferred revenue — current	14,504	20,770
Income taxes payable	1,047	4,136
Accrued restructuring charges — current	349	146
Other liabilities — current	2,813	2,989
Liabilities related to assets held for sale	2,479	—

Total current liabilities	25,294	32,914

Accrued restructuring charges — noncurrent	38	85
Deferred revenue — noncurrent	1,090	898
Income taxes payable — noncurrent	9,196	16,348
Other liabilities — noncurrent	2,881	2,738

Total liabilities	38,499	52,983

Stockholders’ equity:
Preferred stock	—	—
Common stock	36	36
Additional paid-in capital	258,487	257,975
Accumulated deficit	(142,868)	(137,058)
Accumulated other comprehensive loss	(663)	(344)
Less: Cost of treasury stock	(92,126)	(92,053)

Total stockholders’ equity	22,866	28,556

Total liabilities and stockholders’ equity	$61,365	$81,539

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,		Six months ended March 31,
	2010	2009	2010	2009
Revenues:
License fees	$12,563	$12,628	$25,451	$27,112
Subscription fees	7	67	8	129
Service fees	2,074	2,447	4,018	4,881

Total revenues	14,644	15,142	29,477	32,122

Cost of revenues:
License fees	38	198	158	286
Subscription fees	11	101	20	160
Service fees	1,907	1,992	3,497	4,030
Amortization of purchased intangible assets	332	747	663	1,698
Impairment of purchased intangible assets	—	10,483	—	10,483

Total cost of revenues	2,288	13,521	4,338	16,657

Gross margin	12,356	1,621	25,139	15,465

Operating expenses:
Research and development	7,697	10,313	16,121	20,781
Sales and marketing	3,268	5,218	7,973	10,141
General and administrative	2,533	4,987	7,222	10,607
Restructuring and asset impairment	755	957	1,236	1,050
Impairment of goodwill	—	23,872	—	23,872

Total operating expenses	14,253	45,347	32,552	66,451

Operating loss	(1,897)	(43,726)	(7,413)	(50,986)

Interest and other income (expenses), net	(41)	335	107	605

Loss from continuing operations before income taxes	(1,938)	(43,391)	(7,306)	(50,381)

Income tax (benefit) expense	490	221	(6,058)	1,620

Loss from continuing operations	(2,428)	(43,612)	(1,248)	(52,001)
				.
Loss from discontinued operations, net of tax	(4,444)	(11,536)	(4,562)	(12,490)

Net loss	$(6,872)	$(55,148)	$(5,810)	$(64,491)

Basic and diluted loss per share from:
Continuing operations	$(0.07)	$(1.53)	$(0.04)	$(1.83)
Discontinued operations	$(0.13)	$(0.40)	$(0.13)	$(0.44)

Net loss	$(0.20)	$(1.93)	$(0.17)	$(2.27)

Shares used in loss per share calculation:
Basic and diluted	35,035	28,560	35,027	28,465
See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	March 31,	December 31,	March 31,	Six months ended March 31,
	2010	2009	2009	2010	2009
Cash flows from operating activities:
Net income (loss)	$(6,872)	$1,062	$(55,148)	$(5,810)	$(64,491)
Reconciliation to net cash used in operating activities:
Depreciation and amortization	1,004	1,009	1,417	2,013	3,035
Stock-based compensation	(1,211)	1,747	2,423	536	5,554
Loss from disposal of fixed assets	68	51	4	119	4
Impairment of purchased intangible assets	319	—	11,943	319	11,943
Impairment of goodwill	3,754	—	33,213	3,754	33,213

Change in operating assets and liabilities:
Accounts receivable	(92)	2,019	(2,588)	1,927	(1,238)
Other assets	(18)	2,679	638	2,661	(146)
Accounts payable	(935)	601	(1,290)	(334)	(722)
Accrued compensation and related liabilities	635	(634)	637	1	(1,890)
Deferred revenue	(514)	(4,415)	1,261	(4,929)	1,306
Income taxes	396	(10,840)	(152)	(10,444)	447
Accrued restructuring charges	320	72	95	392	(161)
Other accrued liabilities	743	(253)	(447)	490	(888)

Net cash used in operating activities	(2,403)	(6,902)	(7,994)	(9,305)	(14,034)

Cash flows from investing activities:
Purchases of property and equipment and other intangible assets	(23)	(235)	(163)	(258)	(1,467)
Acquisition of businesses, net of cash acquired	—	—	—	—	(204)

Net cash used in investing activities	(23)	(235)	(163)	(258)	(1,671)

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	5	—	—	5	804
Repurchase of common stock	(81)	(21)	(52)	(102)	(87)
Principal payments under capital lease obligations	(146)	(135)	—	(281)	—

Net cash provided by (used in) financing activities	(222)	(156)	(52)	(378)	717

Effect of changes in exchange rates	103	100	(391)	203	(114)

Net decrease in cash and cash equivalents	(2,545)	(7,193)	(8,600)	(9,738)	(15,102)
Cash and cash equivalents at beginning of period	27,869	35,062	31,219	35,062	37,721

Cash and cash equivalents at end of period	$25,324	$27,869	$22,619	$25,324	$22,619

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) AND
NET EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,	December 31,	March 31,	Six months ended March 31,
	2010	2009	2009	2010	2009
GAAP net income (loss)	$(6,872)	$1,062	$(55,148)	$(5,810)	$(64,491)
Less: Loss from discontinued operations(1)	(4,444)	(118)	(11,536)	(4,562)	(12,490)

GAAP net income (loss) from continuing operations	(2,428)	1,180	(43,612)	(1,248)	(52,001)

Equity-based compensation expense (benefit)(2)	(1,243)	1,715	2,371	472	5,430

Restructuring and asset impairment(3)	755	481	957	1,236	1,050

Amortization of purchased intangible assets(4)	332	331	747	663	1,698

Impairment of intangible assets(5)	—	—	10,483	—	10,483

Impairment of goodwill(5)	—	—	23,872	—	23,872

Non-GAAP net income (loss) from continuing operations	$(2,584)	$3,707	$(5,182)	$1,123	$(9,468)

Non-GAAP earnings (loss) per share from continuing operations:
Basic	$(0.07)	$0.11	$(0.18)	$0.03	$(0.33)
Diluted	$(0.07)	$0.11	$(0.18)	$0.03	$(0.33)

Shares used in earnings (loss) per share calculation:
Basic	35,035	35,019	28,560	35,027	28,465
Diluted	35,035	35,019	28,560	35,037	28,465

These adjustments reconcile the Company’s GAAP net income (loss) from continuing operations to the reported non-GAAP net income (loss) from continuing operations. The Company believes that presentation of net income (loss) and net earnings (loss) per share from continuing operations excluding equity-based compensation, restructuring and asset impairment charges, amortization of purchased intangible assets and impairment of intangible assets and goodwill provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded because management believes it is useful to investors to understand how the expenses associated with the grant of stock options are reflected in net income (loss). Restructuring and related asset impairment charges are excluded since they may not be considered directly related to our ongoing business operations. Amortization of purchased intangible assets, principally purchased technology, are excluded since it generally cannot be changed by management after an acquisition has occurred. Impairment of intangible assets and goodwill are excluded since management believes that these charges are not directly related to the underlying performance of the Company’s core business operations and eliminating these will assist investors to compare current versus past operational performance. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(1)	During the second quarter of fiscal 2010, the Company classified revenues and expenses related to its eSupport business operations as discontinued operations. Accordingly, Phoenix’s financial statements have been reclassified for all periods presented to reflect the current discontinued operations treatment. For the three months ended March 31, 2010, loss from discontinued operations of $4.4 million include expenses of $5.1 million (including the impairment related charges for goodwill, intangible and tangible assets and costs to sell of $4.3 million), offset by revenues of $0.7 million. For the three months ended December 31, 2009, loss from discontinued operations of $118,000 include expenses of $0.8 million, offset by revenues of $0.7 million. For the three months ended March 31, 2009, loss from discontinued operations of $11.5 million include expenses of $12.2 million (including the impairment related charges for goodwill and intangible assets of $10.8 million), offset by revenues of $0.7 million. For the six months ended March 31, 2010, loss from discontinued operations of $4.6 million include expenses of $6.0 million (including the impairment related charges for goodwill, intangible and tangible assets and costs to sell of $4.3 million), offset by revenues of $1.4 million. For the six months ended March 31, 2009, loss from discontinued operations of $12.5 million include expenses of $13.6 million (including the impairment related charges for goodwill and intangible assets of $10.8 million), offset by revenues of $1.1 million.

(2)	This represents equity-based compensation expense related to the grant of stock options beginning October 1, 2005. For the three months ended March 31, 2010, equity-based compensation benefit was $(1.2) million, allocated as follows: $68,000 to cost of revenues, $0.5 million to research and development, $0.2 million to sales and marketing and $(2.0) million to general and administrative. For the three months ended December 31, 2009, equity-based compensation expense was $1.7 million, allocated as follows: $72,000 to cost of revenues, $0.4 million to research and development, $0.2 million to sales and marketing and $1.0 million to general and administrative. For the three months ended March 31, 2009, equity-based compensation was $2.4 million, allocated as follows: $90,000 to cost of revenues, $0.7 million to research and development, $0.3 million to sales and marketing and $1.3 million to general and administrative. For the six months ended March 31, 2010, equity-based compensation was $0.5 million, allocated as follows: $0.2million to cost of revenues, $0.9 million to research and development, $0.4 million to sales and marketing and $(1.0) million to general and administrative. For the six months ended March 31, 2009, equity-based compensation was $5.4 million, allocated as follows: $0.3 million to cost of revenues, $1.6 million to research and development, $0.7 million to sales and marketing and $2.8 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the grant of stock options are reflected in net income (loss).

The quarter ended March 31, 2008 was the first quarter during which the Company reported equity-based compensation expense in respect of stock options granted to the Company’s four most senior executives as approved by the Company’s stockholders on January 2, 2008. In addition, in November 2009, the compensation committee of the Board approved an additional grant of 400,000 shares of the Company’s common stock to two of these senior executive officers. These stock option grants are collectively referred to as Performance Options. During the current quarter ended March 31, 2010, the Company terminated the employment of two of its most senior executive officers and accordingly reversed previously recognized stock-based compensation cost of $2.6 million for certain awards based on market conditions, as the requisite service period was not rendered for some of the tranches associated with these awards. Since the reversal of expense exceeded the compensation expense of $1.4 million recorded on all other stock options, this resulted in net stock-based compensation benefit of $1.2 million for the current quarter ended March 31, 2010. Of the $1.7 million of equity-based compensation for the three months ended December 31, 2009, $0.5 million resulted from the grant of the Performance Options. Of the $2.4 million of equity-based compensation for the three months ended March 31, 2009, $1.0 million resulted from the grant of the Performance Options. Of the $0.5 million of equity-based compensation for the six months ended March 31, 2010, $0.2 million resulted from the grant of the Performance Options. Of the $5.4 million of equity-based compensation for the six months ended March 31, 2009, $2.5 million resulted from the grant of the Performance Options.

(3)	The Company has incurred restructuring and related asset impairment expenses, primarily due to the workforce related charges such as payments for severance and benefits, asset impairments, estimated costs of exiting and terminating facility lease commitments and other exit costs related to formal restructuring plans approved by the Board of Directors/management in fiscal years 2006, 2007 and 2009 and in October 2009 and January 2010. For the three months ended March 31, 2010, restructuring and related asset impairment costs totaled $0.8 million, which relates mainly to the severance and other employee related costs incurred in relation to the restructuring plan announced during the current quarter as well as certain true-up adjustments recorded in relation to the restructuring activities announced during the prior periods. As part of the current quarter restructuring activities in January 2010, management approved a restructuring plan for the purpose of reducing future operating expenses by eliminating 37 employee positions. For the three months ended December 31, 2009, restructuring and related asset impairment costs totaled $0.5 million, which relates mainly to the severance, other employee related costs, asset impairments and other exit costs incurred in relation to the restructuring plan announced during that quarter as well as certain true-up adjustments recorded in relation to the restructuring activities announced during the prior periods. As part of these restructuring activities, the Company closed its facility in Nanjing, China. For the three months ended March 31, 2009, restructuring costs totaled $1.0 million, which relates mainly to the severance and other employee related costs incurred in relation to the two restructuring plans announced during the quarter ended March 31, 2009. As part of these restructuring activities, the Company reduced its global workforce by 96 employees and closed its facility in Tel Aviv, Israel. For the six months ended March 31, 2010, restructuring costs totaled $1.2 million, which relates mainly to the severance, other employee related costs, asset impairments and other exit costs incurred in relation to the two restructuring plans announced during the current fiscal year as well as certain true-up adjustments recorded in relation to the restructuring activities announced during the prior periods. For the six months ended March 31, 2009, restructuring costs totaled $1.1 million, which relates mainly to the severance and other employee related cost incurred in relation to the two restructuring plans announced during the quarter ended March 31, 2009 as well as certain true-up adjustments recorded in relation to the restructuring activities announced during the prior periods.

(4)	This represents amortization of purchased intangible assets, principally purchased technology. For the three months ended March 31, 2010, amortization charges were $0.3 million, which include $0.2 million related to the amortization of the acquired assets from the acquisitions completed in the second half of fiscal year 2008 (excluding eSupport, which is classified under discontinued operations) and $0.1 million related to the amortization of certain other acquired intangible assets. For the three months ended December 31, 2009, amortization charges were $0.3 million, which include $0.2 million related to the amortization of the acquired assets from the acquisitions completed in the second half of fiscal year 2008 (excluding eSupport) and $0.1 million related to the amortization of certain other acquired intangible assets. For the three months ended March 31, 2009, amortization of purchased intangible assets was $0.7 million, which include $0.4 million related to the amortization of the acquired assets from the acquisitions completed in the second half of fiscal year 2008 (excluding eSupport) and $0.3 million related to the amortization of certain other acquired intangible assets. For the six months ended March 31, 2010, amortization of purchased intangible assets was $0.7 million, which include $0.4 million related to the amortization of the acquired assets from the acquisitions completed in the second half of fiscal year 2008 (excluding eSupport) and $0.3 million related to the amortization of certain other acquired intangible assets. For the six months ended March 31, 2009, amortization of purchased intangible assets was $1.7 million, which include $1.4 million related to the amortization of the acquired assets from the acquisitions completed in the second half of fiscal year 2008 (excluding eSupport) and $0.3 million related to the amortization of certain other acquired intangible assets.

(5)	This represents impairment charges recorded in respect of goodwill and other intangible assets. For the three months and six months ended March 31, 2009, impairment of intangible assets was $10.5 million and impairment of goodwill was $23.9 million, which included the impairments of the acquired assets from the acquisitions completed in the second half of fiscal year 2008 (except eSupport ,charges in respect of which are classified under discontinued operations). There were no impairment charges recorded on intangible assets or goodwill related to the Company’s continuing operations in any other periods presented. Impairment related charges typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Impairment charges recorded by the Company in respect of goodwill and other tangible and intangible assets associated with eSupport disposal group are classified under discontinued operations (see note 1 above). Goodwill and intangible assets related impairment charges are generally unpredictable and several factors could result in further impairment of the remaining goodwill and intangible assets in the future periods.